Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
February 19, 2009		+1 858.503.3233
msund@maxwell.com

MAXWELL TECHNOLOGIES POSTS HIGHER 4TH QUARTER SALES AND GROSS MARGIN

Ultracapacitor Sales Up 69% and Total Revenue Up 39% vs. Q4 2007

CONFERENCE CALL & WEBCAST AT 5 P.M. (EST) TODAY, – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $23.5 million for its fourth quarter ended December 31, 2008, up 39 percent over the $17.0 million recorded in the same period in 2007. Operating loss for the fourth quarter 2008 was $1.3 million, compared with $2.6 million in the same period last year. Net income for Q408 was $1.4 million, or $0.07 per diluted share, compared with a net loss of $1.1 million, or $0.04 per diluted share, in Q407. The net income/loss comparison is affected by a non-cash gain of $3.2 million, or $0.15 per share, in Q408, versus a non-cash gain of $2.3 million, or $0.12 per share, in Q407, reflecting a quarterly “mark-to-market” valuation of conversion features and warrants associated with convertible debentures issued in 2005.

Q408 BOOSTCAP® ultracapacitor revenue increased by 69 percent to $9.0 million, compared with $5.3 million for the same period last year. High voltage capacitor and microelectronics products also generated strong sales growth, combining for Q408 revenue of $14.5 million, up 25 percent from the $11.7 million recorded in Q407.

“Worldwide demand for greener, more efficient and reliable energy storage solutions continues to drive ultracapacitor sales growth,” said David Schramm, Maxwell’s president and chief executive officer. “Wind turbine blade pitch mechanisms and braking energy recuperation systems for low-emission hybrid transit buses and energy-efficient electric rail vehicles accounted for the majority our 2008 ultracapacitor sales, and higher volumes helped us to improve operating results.

“It is difficult to predict how global economic conditions might affect our business in the coming months, but so far many key markets for our products, such as utility infrastructure, renewable energy, public transportation and space programs have been relatively stable, and some appear likely to benefit from government stimulus programs,” Schramm added. “Q109 revenue is on pace to come in well above last year’s first quarter, so we are off to a good start, and we believe that our ongoing efficiency and cost-reduction programs will enable us to continue to improve operating performance.”

Other significant recent developments include:

•

An order from Vanner Inc., a manufacturer of electrical power conversion products, for multi-cell BOOSTCAP ultracapacitor modules for a retrofit diesel engine starter system that Vanner is installing in Chicago transit buses.

•

An order from a contractor for the Korean federal government for BOOSTCAP ultracapacitor modules to outfit a high-efficiency braking energy recuperation system designed to reduce grid power consumption and improve network stability in Korea’s subway system.

-more-

MAXWELL TECHNOLOGIES REPORTS FOURTH QUARTER FINANCIAL RESULTS

Q408 gross margin was 41 percent, compared with 29 percent in Q407, and 30 percent in Q308. Q408 gross margin was positively impacted by several nonrecurring items including a $500,000 forfeited deposit for the purchase of some manufacturing equipment and $500,000 of reimbursed R&D expenses. Operating expenses totaled approximately $10.8 million, or 46 percent of revenue in Q408, compared with $7.5 million, or 44 percent of revenue in Q407, and $10.1 million, or 46 percent of revenue in Q308. Cash and restricted cash totaled $20.6 million as of December 31, 2008, compared with $21.6 million as of September 30, 2008. The company raised approximately $1.9 million, net of fees, through the sale of 390,400 shares of common stock at an average price of $4.96, under its Equity Distribution Program. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Annual Report on Form 10-K with the Securities & Exchange Commission.

Management will conduct a conference call and simultaneous webcast to discuss fourth quarter financial results and the outlook for 2009 at 5 p.m. (EST) today. The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers. The live webcast may be accessed via the following link: http://www.maxwell.com/investors/investor-calendar.asp. Subsequent replay may be accessed at the company’s Presentation Archive via the following link: http://www.maxwell.com/investors/presentations.asp

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-Looking Statements - Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to finance its operations;

•	recent disruption of global financial markets and reduced availability of credit;

•	general economic conditions in the markets served by the company’s products;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	cost-effective manufacturing and the success of outsourced product assembly;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://www.maxwell.com/investors/sec-filing.asp. All information in this release is as of February 19, 2009. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Revenues:
Sales	$22,988	$15,788	$80,217	$54,876
License fee and service revenue	511	1,177	1,980	2,485

Total revenues	23,499	16,965	82,197	57,361
Cost of sales	13,915	12,065	55,342	43,010

Gross profit	9,584	4,900	26,855	14,351
Operating expenses:
Selling, general and administrative	6,699	4,686	23,886	18,887
Research and development	4,051	2,715	14,847	11,263
Amortization of intangibles	94	76	364	224
Loss on sale of equipment	—	11	—	63

Total operating expenses	10,844	7,488	39,097	30,437

Loss from operations	(1,260)	(2,588)	(12,242)	(16,086)
Interest expense, net	(82)	(140)	(481)	(1,064)
Amortization of debt discount and prepaid debt costs	(466)	(855)	(2,388)	(3,567)
Gain on embedded derivatives and warrants	3,188	2,335	1,217	4,528
Other income (expense), net	(685)	99	(1,140)	521

Income (loss) before income taxes	695	(1,149)	(15,034)	(15,668)
Income tax provision (benefit)	(738)	(43)	(226)	65

Net income (loss)	$1,433	$(1,106)	$(14,808)	$(15,733)

Net income (loss) per common share:
Basic net income (loss) per share	$0.08	$(0.04)	$(0.71)	$(0.86)

Diluted net income (loss) per share	$0.07	$(0.04)	$(0.71)	$(0.86)

Weighted average shares:
Basic	21,581	19,801	20,819	18,285

Diluted	22,174	19,801	20,819	18,285

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$12,576	$14,579
Restricted cash	8,000	—
Investments in marketable securities	—	7,635
Trade and other accounts receivable, net	14,107	13,933
Inventories, net	18,502	14,717
Prepaid expenses and other current assets	1,645	1,657

Total current assets	54,830	52,521
Property and equipment, net	17,355	14,636
Intangible assets, net	3,755	3,154
Goodwill	22,408	21,183
Prepaid pension asset	2,592	8,369
Restricted cash	—	8,000
Other non-current assets	1,373	417

Total assets	$102,313	$108,280

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$12,592	$9,516
Accrued warranty	905	768
Accrued employee compensation	4,353	2,885
Short-term borrowings and current portion of long-term debt	18,888	16,472
Deferred tax liability	456	378

Total current liabilities	37,194	30,019
Deferred tax liability, long-term	—	1,493
Convertible debenture and long-term debt, excluding current portion	582	13,544
Stock warrants	318	577
Other long-term liabilities	972	535

Total liabilities	39,066	46,168

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 22,521 and 20,417 shares issued and outstanding at December 31, 2008 and 2007, respectively	2,253	2,042
Additional paid-in capital	192,228	172,899
Accumulated deficit	(134,902)	(120,094)
Accumulated other comprehensive income	3,668	7,265

Total stockholders’ equity	63,247	62,112

Total liabilities and stockholders’ equity	$102,313	$108,280